                                                                    EXHIBIT 23.1

The Board of Directors and Stockholders
Anthra Pharmaceuticals, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                     /s/ KPMG PEAT MARWICK LLP

Princeton, New Jersey

May 20, 1998